UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 10, 2006 (April 4, 2006)

BJ’s Wholesale Club, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13143	04-3360747

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mercer Road, Natick, Massachusetts	01760

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 651-7400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

(a)	Adoption of Criteria for Bonuses Payable to Executive Officers under Long-Term Incentive Plan for Fiscal 2006-2008*. On April 4, 2006, the ECC reviewed and approved the goals for the three-year period ending with fiscal 2008 pursuant to which bonuses may be paid to executive officers of the Company under the Company’s 2003 Amendment and Restatement of Growth Incentive Plan (“BJGIP”), which was filed as Exhibit 10.6 to the Company’s Report on Form 10-K for the year ended January 31, 2004. Herbert J. Zarkin, the Company’s Chairman of the Board, is not eligible for awards under the BJGIP. Payments, if any, will be paid in 2009 and are based on the Company achieving specified three-year cumulative net income goals. There is a targeted amount at which the value of each award increases as achievement of the performance measurement increases. If the targeted amount is not met, there would be a reduced award, so long as cumulative net income exceeds a designated threshold amount. No payment will be made if the Company’s cumulative net income is below the threshold amount.

(b)	Adoption of Criteria for Bonuses Payable to Executive Officers under Annual Incentive Plan for Fiscal 2006. On February 8, 2006, the Executive Compensation Committee (“ECC”) of the Board of Directors of BJ’s Wholesale Club, Inc. (the “Company”) reviewed and approved the fiscal 2006 performance criteria pursuant to which bonuses may be paid to executive officers of the Company under the Company’s 2003 Amendment and Restatement of Management Incentive Plan (“MIP”), which was filed as Exhibit 10.5 to the Company’s Report on Form 10-K for the year ended January 31, 2004. Pursuant to the criteria approved by the ECC, the executive officers of the Company (other than Mr. Zarkin, who is not eligible for awards under the MIP) are eligible to receive target awards ranging from 25% to 75% of salary based on the achievement of specified targets relating to net income and merchandise sales. If targets are not met, there would be either no MIP award or a reduced award based on a percentage of the target realized.

(c)	Executive Retirement Plan Contributions for Executive Officers for Fiscal 2005. On February 8, 2006, the ECC approved retirement contributions for fiscal 2005 of five percent (net of taxes) of base salary for executive officers of the Company under the Company’s Executive Retirement Plan, as amended (“BJERP”), which was filed as Exhibit 10.7 to the Company’s Report on Form 10-K for the year ended January 31, 2004. If a participant terminates employment prior to the end of the fiscal year in which the participant is credited with four years of service, the participant forfeits the right to any benefit under the BJERP.

*	The Company’s fiscal year ends on the Saturday closest to January 31 of each year. Fiscal year references apply to the Company’s fiscal year which ends on the Saturday closest to January 31 of the following year. So, as used, fiscal 2006 refers to the fiscal year ending February 3, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ’s WHOLESALE CLUB, INC.

Date: April 10, 2006	By:	/s/ Frank D. Forward
Frank D. Forward Executive Vice President and Chief Financial Officer